                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation of our reports dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of FTP Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 which reports are included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-77506, 33-80427, 333-08585, and 333-14669.


                                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 28, 1997